AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      CONSOLIDATED FREIGHTWAYS CORPORATION


          The undersigned, Maryla R. Boonstoppel, certifies that she is the Secretary of Consolidated Freightways Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

          1. The name of the Corporation is Consolidated Freightways
Corporation.

          2. The Corporation was originally incorporated under the name LHT Holdings, Inc. Pursuant to an amendment to its Certificate of Incorporation filed on August 26, 1996, the Corporation changed its name to Consolidated Freightways Corporation.

          3. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on March 20, 1996.

          4. This Amended and Restated Certificate of Incorporation was duly adopted by stockholder written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          5. The text of the Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety as follows:

          FIRST. The name of the Corporation is Consolidated Freightways Corporation.

          SECOND. The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle, and the name of its registered agent at such address is the The Prentice- Hall Corporation System, Inc.


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          THIRD. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "GCL").

          FOURTH. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000, 50,000,000 of which shares shall be common stock having a par value of $.01 per share ("Common Stock") and 5,000,000 of which shares shall be Preferred Stock having a par value of $.01 per share ("Preferred Stock"). A description of each of such classes of stock and the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock of the Corporation which are fixed by the Certificate of Incorporation of the Corporation, and the express grant of authority to the Board of Directors of the Corporation (the "Board") to fix by resolution or resolutions the designations and the powers, preferences and rights of each other class, and the qualifications, limitations or restrictions thereof, are as follows:

          1. The Board shall have authority, by resolution or resolutions, at any time and from time to time to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock into one or more series, and, without limiting the generality of the foregoing, to fix and determine the designation of each such series, the number of shares which shall constitute such series and the following relative rights and preferences of the shares of each series so established:

               (a) the annual dividend rate payable on shares of such series, the time of payment thereof, whether such dividends shall be cumulative or non-cumulative, and the date or dates from which any cumulative dividends shall commence to accrue;

               (b) the price or prices at which and the terms and conditions, if any, on which shares of such series may be redeemed;

               (c) the amounts payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation;

               (d) the sinking fund provisions, if any, for the redemption or purchase of shares of such series;


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
               (e) the extent of the voting powers, if any, of the shares of such series;

               (f) the terms and conditions, if any, on which shares of such series may be converted into shares of stock of the Corporation of any other class or classes or into shares of any other series of the same or any other class or classes;

               (g) whether, and if so the extent to which, shares of such series may participate with the Common Stock in any dividends in excess of the preferential dividend fixed for shares of such series or in any distribution of the assets of the Corporation, upon a liquidation, dissolution or winding-up thereof, in excess of the preferential amount fixed for shares of such series; and

               (h) any other designations, preferences and relative, participat ing, optional or other special rights, and qualifications, limitations or restrictions thereof, of shares of such series not fixed and determined by law or in the Certificate of Incorporation of the Corporation, and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          2. There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter in this Article FOURTH otherwise expressly provided, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board providing for the issuance of the various series. Different series of Preferred Stock shall not be considered to constitute different classes of shares for the purpose of voting by classes except as otherwise fixed by the Board with respect to any series at the time of the creation thereof.

          3. So long as any shares of Preferred Stock are outstanding, the Corporation shall not declare and pay or set apart for payment any dividends (other than dividends payable in Common Stock or other stock of the Corporation ranking junior to the Preferred Stock as to dividends) or make any other distribution on such junior stock, if at the time of making such declaration, payment or distribution the


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Corporation shall be in default with respect to any dividend payable on, or any obligation to retire, shares of Preferred Stock.

          4. Subject to such limitations, if any, as may be contained in the resolution or resolutions providing for the issue of Preferred Stock of any series adopted by the Board, shares of Preferred Stock purchased, redeemed or otherwise acquired by the Corporation (excepting shares of such stock acquired on the conver sion or exchange thereof into or for other shares of the Corporation) (a) shall, upon the filing by the Corporation of a certificate pursuant to Delaware law reducing its capital in respect to such shares, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Corporation at any time as shares of any series of Preferred Stock and (b) shall, unless and until a certificate with respect thereto is filed as aforesaid, constitute treasury stock; and shares of Preferred Stock acquired on the conversion or exchange thereof into or for other shares of the Corporation shall, after such conversion or exchange, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Corporation at any time as shares of any series of Preferred Stock.

          5. Subject to the provisions of any applicable law or the Bylaws of the Corporation as from time to time amended with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by law or in resolutions of the Board establishing any series of Preferred Stock pursuant to this Article FOURTH, the holders of outstanding shares of Common Stock of the Corporation shall exclu sively possess the voting power for the election of directors and for all other purposes. The amount of either the authorized Preferred Stock or Common Stock, or the amount of both such classes of stock, may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote. Each holder of record of shares of Common Stock of the Corporation shall be entitled to one vote for each share of such stock standing in such holder's name on the books of the Corporation.

          FIFTH. A. The business and affairs of the Corporation shall be managed by or under the direction of the Board consisting of not less than five nor more than nine directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board. The directors shall be divided into three groups, designated Group I, Group II and Group III. Each Group of directors shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board (determined for purposes of the Certificate of Incorporation without regard to


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
whether any vacancies exist on the Board). The term of the initial Group I directors shall terminate on the date of the 1997 annual meeting of stockholders; the term of the initial Group II directors shall terminate on the date of the 1998 annual meeting of stockholders; and the term of the initial Group III directors shall terminate on the date of the 1999 annual meeting of stockholders. At each annual meeting of stockholders beginning with the 1997 annual meeting, successors to the Group of directors whose term expires at that annual meeting shall be elected for a three-year term.

          B. If the number of directors is changed, any increase or decrease shall be apportioned among the Groups so as to maintain the number of directors in each Group as nearly equal as possible, and any additional director of any Group elected to fill a vacancy resulting from an increase in such Group shall hold office for a term that shall coincide with the remaining term of that Group, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

          C. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualifi cation or removal from office. Any vacancy on the Board, however resulting, may be filled by a majority of the Board then in office, even if less than a quorum is present or by a sole remaining director. Any director elected to fill a vacancy shall have the same remaining term as that of his or her predecessor.

          D. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation of the Corporation applicable thereto.

          SIXTH. Elections of directors at an annual or special meeting of stockholders shall be by written ballot, unless the Bylaws of the Corporation provide otherwise.

          SEVENTH. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then


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
entitled to vote generally in the election of directors, considered for purposes of this Article SEVENTH as one class.

          EIGHTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (a) to make, alter or repeal the Bylaws of the Corporation;

          (b) to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

          (c) to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves in the manner in which the same was created;

          (d) by resolution passed by a majority of the whole Board, to designate one or more committees which, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by a majority of the whole Board; and

          (e) when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the Board shall deem expedient and for the best interests of the Corporation.

          NINTH. A. In addition to any affirmative vote required by law, any other provision of the Certificate of Incorporation of the Corporation, the Bylaws of the Corporation or otherwise, and except as otherwise expressly provided in Sections B or C of this Article NINTH, a Business Transaction with or a Stock Repurchase from, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder shall require the approval by not less than a majority vote of the holders of all of the Corporation's outstanding Voting Stock,


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
voting together as a single class, which is beneficially owned by persons other than such Interested Stockholder and its Affiliates and Associates. Such affirmative vote shall be required notwithstanding the fact that no vote may otherwise be required, or that a lesser percentage or separate class vote may be required, by law, any other provision of the Certificate of Incorporation of the Corporation, the Bylaws of the Corporation or otherwise.

          B. The provisions of Section A of this Article NINTH shall not be applicable to any Business Transaction involving an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, and such Business Transaction shall require only such affirmative vote, if any, as is required by law, any other provision of the Certificate of Incorporation of the Corporation, the Bylaws of the Corporation or otherwise, if all of the conditions specified in either of the following Paragraph 1 or 2 are met:

          1. The Business Transaction shall have been approved (or shall have been effected in accordance with a written agreement approved) by a majority of the Disinterested Directors, whether such approval is given prior or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused such Interested Stockholder to become an Interested Stockholder. A Business Transaction with an Interested Stockholder or an Affiliate or an Associate of an Interested Stockholder shall be deemed to have been approved by a majority of the Disinterested Directors if such Business Transaction either (i) was expressly approved (or the agreement pursuant to which it was effected was expressly approved) by a majority of Disinterested Directors, or
     (ii) is within a category of Business Transactions with such Interested Stockholder or its Affiliates or Associates authorized to be entered into by a resolution or resolutions adopted by, and not subsequently rescinded by, a majority of Disinterested Directors.

          2. The Business Transaction is a Business Combination and all of the following conditions shall have been met:

               (a) The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Transaction of consider ation other than cash to be received per share by holders of the Corporation's Common Stock in such Business Transaction shall be at least equal to the highest amount determined under clauses (i) and
     (ii) below:


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
                    (i) the highest per share price (including any broker age commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder for any shares of Common Stock in connection with the acquisition by such Interested Stockholder or any such Affiliate or Associate of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public an nouncement of the proposed Business Transaction (the "Announcement Date"), or (y) in the transaction in which such Interested Stockholder became an Interested Stockholder, whichever is higher; and

                    (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which such Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher.

               (b) The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Transaction of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock other than Common Stock shall be at least equal to the highest amount deter mined under clauses (i), (ii) and (iii) below:

                    (i) the highest per share price (including any broker age commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder for any shares of such class or series of Capital Stock in connection with the acquisition by such Interested Stockholder or any such Affiliate or Associate of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date, or (y) in the transaction in which such Interested Stockholder became an Interested Stockholder, whichever is higher;

                    (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher; and


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
                    (iii) the highest preferential amount per share, if any, to which the holders of shares of such class or series of Capi tal Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Transaction to be consummated constitutes such an event.

          The provisions of this Paragraph 2(b) shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder has previously acquired beneficial ownership of any shares of the particular class or series of Capital Stock.

               (c) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of such Interested Stockholder and its Affiliates and Associates in connection with their direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by such Interested Stockholder and its Affiliates and Associates. The prices determined in accordance with Paragraphs 2(a) and 2(b) of this Section B shall be subject to an appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

               (d) After the Determination Date and prior to the consum mation of such Business Transaction: (i) except as approved by a ma jority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors; (iii) there shall have been an increase


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
     in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (iv) neither such Interested Stockholder nor any Affiliate or Associate of such Interested Stockholder shall have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in such Interested Stock holder's or any such Affiliate's or Associate's percentage beneficial ownership of any class or series of Capital Stock.

               (e) A proxy or information statement describing the proposed Business Transaction and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least thirty days prior to the consummation of such Business Transaction (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Transaction that the Disinterested Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Disinterested Directors, the opinion of an investment banking firm selected by a majority of the Disinterested Directors as to the fairness (or not) of the terms of the Business Transaction from a financial point of view to the holders of the outstanding shares of Capital Stock other than such Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

     C. The provisions of Section A of this Article NINTH shall not be applica ble to a Stock Repurchase with, or proposed by or on behalf of, an Interested Stock holder or an Affiliate or Associate of an Interested Stockholder, and such Stock Repurchase shall require only such affirmative vote, if any, as is required by law, any other provision of the Certificate of Incorporation of the Corporation, the


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
Bylaws of the Corporation or otherwise, if the conditions specified in either of the following Paragraph 1 or 2 are met:

          1. The Stock Repurchase is made pursuant to a tender offer or exchange offer for a class of Capital Stock made available on the same basis to all holders of such class of Capital Stock.

          2. The Stock Repurchase is made pursuant to an open market purchase program approved by a majority of the Disinterested
     Directors, provided that such repurchase is effected on the open market and is not the result of a privately negotiated transaction.

     D. For the purposes of this Article NINTH:

          1. The term "Business Transaction" shall mean:

               (a) any merger or consolidation of the Corporation with, or any sale or transfer of all or substantially all of the Corporation's assets to, (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is or after such merger, consolidation, sale or transfer would be an Affiliate or Associate of an Interested Stockholder, or any liquidation or dissolu tion of the Corporation (any such merger, consolidation, sale, transfer, liquidation or dissolution being referred to herein as a "Business Combination"); or

               (b) any other transaction (other than a Stock Repurchase) between the Corporation or any Subsidiary, on the one hand, and any Interested Stockholder or any Affiliate or Associate of an Interested Stockholder, on the other hand, and any amendment to the Bylaws of the Corporation proposed by or on behalf of any Interested Stockhold er or any Affiliate or Associate of an Interested Stockholder; or

               (c) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary, or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the percentage beneficial ownership of any class or series of Capital Stock held by, or the voting power with respect to the Corporation of,


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
          any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

               (d) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (c).

          2. The term "Stock Repurchase" shall mean any repurchase by the Corporation or any Subsidiary of any shares of Capital Stock at a price greater than the then Fair Market Value of such shares from an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder if beneficial ownership of one-quarter or more of all shares of Capital Stock beneficially owned by such Interested Stockholder and its Affiliates and Associates were acquired (disregarding shares acquired as part of a pro-rata stock dividend or stock split) within a period of less than two years prior to the date of such repurchase (or the date of an agreement in respect thereof).

          3. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Amended and Restated Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

          4. The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

          5. The term "Interested Stockholder" shall mean any person (other than any underwriter or similar initial purchaser who acquires such Voting Stock in connection with a public offering or private placement, the Corpora tion or any Subsidiary, or any pension, profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period


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
     immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

          6. A person shall be a "beneficial owner" of any Capital Stock
     (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Asso ciates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 5 of this Section D, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of Paragraph 6 of this Section D, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          7. A person shall be deemed to be an "Affiliate" of a specified person, if such person directly, or indirectly through one or more interme diaries, controls, or is controlled by, or is under common control with, such specified person. A person shall be deemed to be an "Associate" of a specified person, if such person is (a) a corporation or organization (other than the Corporation or any Subsidiary) of which such specified person is an officer or partner or of which such specified person is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) a trust or other estate (other than any pension, profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary) in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, or (c) a relative or spouse of such specified person, or a relative of such spouse, who has the same home as such specified person.


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
          8. The term "Subsidiary" means any corporation of which a majority of any class of equity security is beneficially owned by the Corporation, as well as any Affiliate of the Corporation which is controlled by the Corpora tion; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 5 of this Section D, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

          9. With respect to any Business Transaction with, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, and with respect to any proposal of the kind referred to in Section H of this Article NINTH, which is proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, the term "Disinterested Director" means any member of the Board who is not an Affiliate or Associate or representative of such Interested Stockholder and was a member of the Board prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director, while such successor is a member of the Board, who is not an Affiliate or Associate or representative of such Interested Stockholder and is recommended or elected to succeed the Disinterested Director by a majority of Disinterested Directors.

          10. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such ex change, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors.


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
          11. In the event of any Business Transaction in which the Corpo ration survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2(a) and 2(b) of Section B of this Article NINTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

     E. A majority of the Disinterested Directors shall have the power and duty to determine for the purposes of this Article NINTH, on the basis of information known to them after reasonable inquiry, all questions arising under this Article NINTH, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, and (d) whether the consideration to be received in any Stock Repurchase by the Corporation or any Subsidiary exceeds the then Fair Market Value of the shares of Capital Stock being repurchased. Any such determination made in good faith shall be binding and conclusive on all parties.

     F. Nothing contained in this Article NINTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     G. The fact that any Business Transaction complies with the provisions of Section B of this Article NINTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board, or any member thereof, to approve such Business Transaction or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Transaction.

     H. Notwithstanding any other provisions of the Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser per centage or separate class vote may be specified by law, the Certificate of Incorpora tion or the Bylaws of the Corporation) and in addition to the voting requirements set forth in Article SEVENTEENTH hereof, any proposal to amend or repeal, or adopt any provision of the Certificate of Incorporation inconsistent with, this Article NINTH which is proposed by or on behalf of an Interested Stockholder or an Affil iate or Associate of an Interested Stockholder shall require approval by a vote of a majority of the holders of all then outstanding shares of Voting Stock which are beneficially owned by persons other than such Interested Stockholder and its Affiliates and Associates, voting together as a single class; provided, however, that this Section H shall not apply to, and such majority vote shall not be required for,


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
any amendment, repeal or adoption which does not affect the provisions of this Article NINTH relating to Stock Repurchases and which is recommended by a majority of the Disinterested Directors, if a majority of the directors then in office are Disinterested Directors.

          TENTH. Meetings of stockholders may be held outside the State of Delaware, if the Bylaws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

          ELEVENTH. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the Bylaws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the GCL.

          TWELFTH. Special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board, the President or a majority of the entire Board. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

          THIRTEENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director to the full extent authorized or permitted by law (as now or hereafter in effect). Notwithstanding the foregoing sen tence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article THIRTEENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amend ment or repeal.

          FOURTEENTH. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.


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
          FIFTEENTH. The private property of the stockholders of this Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

          SIXTEENTH. The officers and directors of the Corporation, and such other persons as authorized by a majority of the entire Board consistent with the provisions of the GCL shall be indemnified by the Corporation to the fullest extent authorized or permitted by law (as now or hereafter in effect).

          SEVENTEENTH. The Corporation reserves the right to adopt, amend, alter or repeal any provisions contained in the Certificate of Incorporation in the manner now or hereafter prescribed by the statutes of the State of Delaware and the Certificate of Incorporation, and all rights herein conferred on stockholders are expressly subject to this reservation. Notwithstanding anything contained in the Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding stock of the Corporation entitled to vote thereon shall be required to adopt, amend, alter or repeal any provision incon sistent with Articles FIFTH, SEVENTH, EIGHTH, NINTH, ELEVENTH, TWELFTH, THIRTEENTH, SIXTEENTH and SEVENTEENTH of the Certificate of Incorporation.

          IN WITNESS WHEREOF, Consolidated Freightways Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Maryla R. Boonstoppel, its Secretary, this 21st day of November, 1996.


                                  CONSOLIDATED FREIGHTWAYS
                                  CORPORATION


                                  MARYLA R. BOONSTOPPEL
                                  ----------------------------------------
                                  Maryla R. Boonstoppel

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